SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                  ------------

                                 TBC CORPORATION
             (Exact name of registrant as specified in its charter)

      Delaware                                             31-0600670
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                                 TBC CORPORATION

                             4770 Hickory Hill Road
                            Memphis, Tennessee 38141

                        (Address, including zip code, of
                    registrant's principal executive offices)

                                 TBC CORPORATION
                             2000 STOCK OPTION PLAN

                            (Full title of the plan)

                          Sharen Swartz Neuhardt, Esq.
                            Thompson Hine & Flory LLP
                            2000 Courthouse Plaza NE
                               Dayton, Ohio 45402
                                 (937) 443-6705

                      (Name, address and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                                            Proposed
                                                     Proposed Maximum       Maximum              Amount of
Title of  Securities              Amount to be       Offering Price Per     Aggregate Offering   Registration
to be Registered                  Registered (1)(2)  Share (3)              Price (3)            Fee
--------------------------------  ------------------ ---------------------- -------------------  ---------------
Common Stock, $.10 par value
per share (2)                         2,000,000                $4.65           $9,300,000         $2,456
--------------------------------  ------------------ ---------------------- -------------------  ---------------

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of shares of Common Stock that may be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

(2) There are also being registered hereunder an equal number of Rights to Purchase Series A Junior Participating Preferred Stock, which are currently attached to and transferrable only with the shares of Common Stock registered hereby.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) on the basis of the average of the high and low prices reported on the Nasdaq National Market on October 25, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

       The following documents are incorporated herein by reference as of their respective dates of filing:

           (a) The Annual Report of TBC Corporation (the "Company") on Form 10-K for the fiscal year ended December 31, 1999, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act").

           (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, filed pursuant to Section 13(a) of the Exchange Act.

           (c) The Company's Current Report on Form 8-K, dated June 5, 2000 and filed on June 8, 2000, Current Report on Form 8-K dated June 5, 2000 and filed on June 20, 2000, and Form 8-K/A-1, filed on August 21, 2000, filed pursuant to Section 13(a) of the Exchange Act.

           (d) The description of the Company's Common Stock contained in the Registration Statement filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

       Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

       Thompson Hine & Flory LLP has provided a legal opinion to the Company with respect to the shares of Common Stock of the Company issuable under the TBC Corporation 2000 Stock Option Plan and registered hereunder. Sharen Swartz Neuhardt, a partner of the Firm, is Secretary of the Company.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

       Article VII of the By-Laws of the Company (incorporated herein by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998) sets forth certain rights of directors and officers of the Company to indemnification against all losses, liabilities, damages and expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, in connection with any claim, action, suit, or proceeding, including any action by or in the right of the Company, by reason of any act or omission to act as such director or officer, to the fullest extent permitted by Delaware law.

       The Company maintains insurance policies which presently provide protection, within the maximum liability limits of the policies and subject to a deductible amount for each claim, to the Company in connection with its indemnification obligations and to the directors and officers with respect to certain matters which are not covered by the Company's indemnification obligations.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

       Not applicable.

Item 8.  Exhibits.
         --------

       See Index to Exhibits following signature pages.

Item 9.  Undertakings.
         ------------

       (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with the Securities and Exchange Commission or furnished to the Commission pursuant to
       Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on this 27th day of October, 2000.

                                   TBC CORPORATION


                                   By /s/ LAWRENCE C. DAY
                                   ----------------------------------------
                                      Lawrence C. Day
                                      President and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

------------------------------------------------------------------------------

Name                            Title                          Date

------------------------------------------------------------------------------



/s/ LAWRENCE C. DAY           President, Chief Executive      October 27, 2000
---------------------         Officer (principal executive
Lawrence C. Day               officer) and Director

/S/ RONALD E. McCOLLOUGH     Executive Vice President,        October 27, 2000
------------------------     Chief Financial Officer, and
Ronald E. McCollough         Treasurer (principal financial
                             officer)
                            -------------------------------


*Marvin E. Bruce             Chairman of the Board            October 27, 2000

*Robert H. Dunlap            Director                         October 27, 2000

*Charles A. Ledsinger, Jr.   Director                         October 27, 2000

*William J. McCarthy         Director                         October 27, 2000

*Richard A. McStay           Director                         October 27, 2000

*Donald Ratajczak            Director                         October 27, 2000

*Robert R. Schoeberl         Director                         October 27, 2000

*Raymond E. Schultz          Director                         October 27, 2000

                * The undersigned, by signing his name hereto, executes this Registration Statement pursuant to powers of attorney executed by the above-named persons and filed with the Securities and Exchange Commission as an Exhibit to this Registration Statement.

                                  /s/ LAWRENCE C. DAY
                                  ----------------------------------------
                                  Lawrence C. Day
                                  Attorney-in-Fact


                                INDEX TO EXHIBITS
                                -----------------

      (4)    INSTRUMENTS DEFINING THE RIGHTS OF SECURITY
             HOLDERS, INCLUDING INDENTURES:

             4.1 Certificate of Incorporation of TBC Corporation, Restated as of August 6, 1987, as amended by Certificate of Amendment to Restated Certificate of Incorporation dated April 24, 1992

             4.2 Bylaws of TBC Corporation (filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and incorporated herein by reference)

             4.3       TBC Corporation 2000 Stock Option Plan

      (5)    OPINION RE LEGALITY

             5.1       Opinion of Thompson Hine & Flory LLP

     (23)    CONSENTS OF EXPERTS AND COUNSEL

             23.1      Consent of PricewaterhouseCoopers LLP

             23.2      Consent of Arthur Andersen LLP

             23.3 Consent of Thompson Hine & Flory LLP [contained in their opinion filed as Exhibit 5.1]

     (24)    POWERS OF ATTORNEY

             24.1      Powers of Attorney of each person
                       whose signature on this registration
                       statement was signed by another pursuant
                       to a power of attorney
                         -------------------------------------